Registration No.  33-50597

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         Post-Effective Amendment No. 2
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                         Carolina Power & Light Company
             (Exact name of registrant as specified in its charter)

                             411 Fayetteville Street
                       Raleigh, North Carolina 27601-1748
                                 (919) 546-6111
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

        North Carolina                                 56-0165465
   (State of Incorporation)               (I.R.S. Employer Identification No.)

                              WILLIAM CAVANAUGH III
                      President and Chief Executive Officer
                      ROBERT B. McGEHEE, Esq., Senior Vice
                          President and General Counsel
                             411 Fayetteville Street
                       Raleigh, North Carolina 27601-1748
                                 (919) 546-6111

        (Names and addresses, including zip codes, and telephone numbers, including area codes, of agents for service)

              It is respectfully requested that the Commission send copies of all notices, orders and communications to:



      TIMOTHY S. GOETTEL, ESQ.                    RICHARD L. HARDEN, ESQ.
          Hunton & Williams                Winthrop, Stimson, Putnam & Roberts
    421 Fayetteville Street Mall                  One Battery Park Plaza
   Raleigh, North Carolina 27601              New York, New York 10004-1490
           (919) 899-3094                             (212) 858-1000


      Pursuant to Registration Statement No. 33-50597 on Form S-3 (the "Registration Statement"), Carolina Power & Light Company, a North Carolina corporation (the "Company") registered $500,000,000 in Mortgage Bonds or Debt Securities. The Company hereby removes from registration the $250,000,000 of securities that remain unsold as of the date of the filing of this Amendment.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Raleigh, State of North Carolina on this 4th day of January, 1999.

                                CAROLINA POWER & LIGHT COMPANY


                                /s/ William D. Johnson
                                --------------------------------------
                                William D. Johnson
                                Vice President -- Legal and Corporate Secretary